Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or executive officer, or both, of Perma-Pipe International Holdings, Inc., a Delaware corporation ("Company"), does hereby constitute and appoint DAVID J. MANSFIELD and KARL J. SCHMIDT with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company subject to the Perma-Pipe International Holdings, Inc. 2017 Omnibus Stock Incentive Plan as Amended June 13, 2017, including specifically, but without limitation, the general authority hereby granted, the power and authority to sign his name as a director or an executive officer, or both, of the Company, as indicated below his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or either of them, or the substitute of either of them, shall do or cause to be done by virtue hereof. The failure to acknowledge, witness or seal this Power of Attorney shall not affect its validity.

This Power of Attorney may be executed in two or more counterparts, each of which shall be original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 30th day of April, 2018.

/s/ David J. Mansfield David J. Mansfield Director, President and Chief Executive Officer (Principal Executive Officer)	/s/ David S. Barrie David S. Barrie Director, Chairman of the Board of Directors

/s/ Karl J. Schmidt Karl J. Schmidt Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	/s/ David B. Brown David B. Brown Director

/s/ Bradley E. Mautner Bradley E. Mautner Director	/s/ Jerome T. Walker Jerome T. Walker Director

/s/ Mark A. Zorko Mark A. Zorko Director